UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: March 6, 2006
Bank of South Carolina Corporation

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
256 Meeting Street Charleston, SC 29401

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code           (843) 724-1500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 4.01 Changes in Registrant’s Certifying Accountant
KPMG LLP was previously the principal firm of accountants for Bank of South Carolina Corporation and subsidiary (the Company). On November 17, 2005, the firm’s appointment as independent auditor was terminated effective upon the completion of the audit of the Company’s financial statements as of and for the year ending December 31, 2005 and the issuance of KPMG LLP’s report thereon. On March 1, 2006, KPMG LLP completed the audit, issued its report , and the client-auditor relationship ceased
In connection with the audits for the two fiscal years ended December 31, 2005 and 2004 , and the subsequent interim period through March 1, 2006, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.
The audit reports of KPMG LLP on the consolidated financial statements of Bank of South Carolina Corporation and subsidiary as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
Bank of South Carolina Corporation requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG LLP’s letter to the Securities & Exchange Commission is filed as Exhibit 16 to this form 8-K/A.
Item 9.01 Financial Statements and Exhibits
Exhibit 16: Letter dated March 7, 2006 from KPMG LLP
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation (Registrant)

Date: March 6, 2006
/s/William L. Hiott, Jr. William L. Hiott, Jr. Executive Vice President and Treasurer